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                                                                    EXHIBIT 99.1

Contact:

Investors:                                                Media:
Ann Tanabe                                                Daniel Budwick
Director, Investor Relations and                          BMC Communications
Corporate Communications                                  (212) 477-9007 ext. 14
Encysive Pharmaceuticals
(713) 796-8822

Stephen L. Mueller
Vice President, Finance and Administration
Encysive Pharmaceuticals
(713) 796-8822

Hershel Berry
The Trout Group
(415) 392-3385

FOR IMMEDIATE RELEASE

   ENCYSIVE ANNOUNCES CLOSING OF $130 MILLION CONVERTIBLE SENIOR NOTE OFFERING

HOUSTON - MARCH 16, 2005 - Encysive Pharmaceuticals (NASDAQ: ENCY) today announced the closing of its previously announced offering of $115 million principal amount of its Convertible Senior Notes due 2012 through a private placement to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended. The closing included the exercise in full by the initial purchasers of the notes of their option to purchase an additional $15 million principal amount of the notes.

The notes will bear interest at a rate of 2.50% per annum and be convertible into Encysive common stock at an initial conversion rate of 71.7077 shares of common stock per $1,000 principal amount of notes, subject to adjustment (equivalent to a conversion price of approximately $13.95 per share). Encysive may redeem the notes on or after March 20, 2010 if Encysive's common stock trades above 140% of the conversion price for a specified period. Upon the occurrence of certain designated events prior to the maturity of the notes, subject to specified exceptions, investors will have the right to require Encysive to redeem the notes.

As previously announced, Encysive intends to use the proceeds of the offering to fund further clinical development, marketing and pre-launch activities related to Thelin(TM), to fund further its research and development of its product candidates, and for general corporate purposes, including capital expenditures and other working capital requirements.

The notes and common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.
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This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

ABOUT ENCYSIVE PHARMACEUTICALS INC.

Encysive Pharmaceuticals Inc. is a biopharmaceutical company engaged in the discovery, development and commercialization of novel, synthetic, small molecule compounds to address unmet medical needs. Our research and development programs are predominantly focused on the treatment and prevention of interrelated diseases of the vascular endothelium and exploit our expertise in the area of the intravascular inflammatory process, referred to as the inflammatory cascade, and vascular diseases. We have successfully developed one FDA approved drug, Argatroban, for the treatment of heparin-induced thrombocytopenia that is marketed by GlaxoSmithKline. Our lead drug candidate, Thelin(TM) (sitaxsentan), is an endothelin receptor antagonist that has completed final Phase III clinical trials for the treatment of pulmonary arterial hypertension. In addition, we have earlier stage clinical product candidates in development including TBC3711, a next generation endothelin receptor antagonist, and bimosiamose, being developed by our majority-owned German affiliate, Revotar Biopharmaceuticals AG. To learn more about Encysive Pharmaceuticals please visit our web site: www.encysive.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital resources, our ability to raise additional capital to fund cash requirements for future operations, timelines for initiating new clinical trials, planned announcements of clinical data, the possibility of obtaining regulatory approval, our ability to manufacture and sell any products, potential drug candidates, their potential therapeutic effect, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate, our ability to discover new drugs in the future, and our ability to establish future collaborative arrangements. In particular, careful consideration should be given to cautionary statements made in the various reports Encysive, including as Texas Biotechnology Corporation, has filed with the Securities and Exchange Commission. Encysive undertakes no duty to update or revise these forward-looking statements.